UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2016

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grants of Performance Units

On August 23, 2016, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President; and Michael E. McDevitt, the Company’s Executive Vice President and Chief Financial Officer; under the Company’s previously filed 2013 Long-Term Incentive Compensation Plan (the “LTIP”). The performance units are designed to provide Messrs. Swoboda and McDevitt annual incentive compensation if the Company’s financial performance for fiscal 2017 achieves a pre-established non-GAAP operating income threshold. Messrs. Swoboda and McDevitt were granted performance units in lieu of participation in the annual award component of the Company’s Management Incentive Compensation Plan, as amended (the “MICP”); neither Mr. Swoboda nor Mr. McDevitt will be eligible for annual or quarterly awards under the MICP. Any payment under the performance units will be paid in cash. Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each executive is eligible to receive pursuant to his performance units an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2017 financial performance against pre-established revenue and non-GAAP operating income targets. In the event of a change in control during fiscal 2017, the percentage for each measure will be not less than 100%. The performance units awarded to Messrs. Swoboda and McDevitt for fiscal 2017 were granted pursuant to the terms of a Notice of Grant dated August 23, 2016 and a Master Performance Unit Award Agreement with each such executive (the Form of Master Performance Unit Award Agreement has been previously filed). Mr. Swoboda’s target award level is set at 140% of his base salary. Mr. McDevitt’s target award level is set at 80% of his base salary.

Except as provided in the Company’s Severance Plan for Section 16 Officers, as amended (as previously filed), and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. If there is a change in control and the executive’s employment terminates on or prior to the end of fiscal 2017, the executive will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under his Change in Control Agreement.

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.1 through 10.2 to this report and the previously filed Form of Master Performance Unit Award Agreement, each of which is incorporated herein by reference.

Management Incentive Compensation Plan
On August 23, 2016, the Compensation Committee determined that the quarterly financial targets under the Company’s MICP for fiscal 2017 would be stated in terms of revenue and non-GAAP operating income, unless different measures are approved by the Chief Executive Officer for all eligible employees. For further information relating to the MICP, please see the full text of the MICP, filed as Exhibit 10.3 hereto, which is incorporated herein by reference.

Item 8.01    Other Events

On August 24, 2016, the board of directors of the Company approved the extension of the Company’s stock repurchase program through June 25, 2017. Pursuant to the program, the Company is authorized to repurchase shares of its common stock having an aggregate purchase price not exceeding $300 million for all purchases from August 24, 2016 through the expiration of the program on June 25, 2017. The repurchase program can be implemented through open market purchases (including pursuant to a Rule 10b5-1 purchase plan, if such purchase plan is put in place), privately negotiated transactions or otherwise at the discretion of the Company’s management.

This Current Report on Form 8-K contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results may differ materially due to a number of factors, including fluctuations in the market price of the Company’s common stock and other market conditions, the difficulty of predicting the Company’s future cash needs which may turn out to be different from what the Company expects, the nature of other investment opportunities available to the Company from time to time, the Company’s cash flow from operations and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 26, 2016, and subsequent filings.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 23, 2016
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 23, 2016
Exhibit 10.3	Management Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: August 25, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 23, 2016
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 23, 2016
Exhibit 10.3	Management Incentive Compensation Plan